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Exhibit 1.

                              FOR IMMEDIATE RELEASE

CONTACT:                                                 NASDAQ SCM: CMWL, CMWLW
C. Thomas McMillen, Chairman and CEO
Complete Wellness Centers, Inc.
(202) 639-9700

       COMPLETE WELLNESS CENTERS, INC. TO ADD EIGHT NEW DIRECTORS TO BOARD

WASHINGTON, D.C. - December 23, 1998 - COMPLETE WELLNESS CENTERS, INC. ("CWC"), the largest nationwide organization of integrated medical centers, announced that its Board of Directors approved a resolution to increase the size of the Board from nine members to fifteen. Currently, there are seven members serving.

In conjunction with the resolution, pursuant to certain rights in connection with the preferred stock investment in the Company of its institutional investors, Wexford Management L.L.C., Wexford Spectrum Investors L.L.C., and Imprimis Investors L.L.C. (collectively "Wexford"), the Board of Directors has voted to add eight new members effective January 4, 1999. The eight new directors, representing a majority of the Board, are affiliated with Wexford.

The Company has filed a form Section 14(f) with the Securities and Exchange Commission pursuant to the aforementioned arrangement.

Complete Wellness Centers, Inc., a multi-disciplinary physician practice management company, now manages 82 Complete Wellness Medical Centers, all of which provide both traditional and alternative healthcare services. The Company's common stock and warrants trade on the NASDAQ Small Cap market under the symbols, CMWL and CMWLW, respectively.

The Company, from time to time, may discuss forward-looking information. This press release contains forward-looking statements which are estimates by the Company's management. Such statements are subject to various risks and uncertainties that may be beyond the Company's control, and may cause results to differ from management's current expectations and should not be relied upon by the investors in the Company. Prospective investors may contact Michael Brigante, Chief Financial Officer of the Company, to obtain copies of the prospectuses which include certain information about the offerings.

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